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                                                                   EXHIBIT 10.17
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                                 MARKETING AGREEMENT



              AGREEMENT, made this 1st day of September, 1988, by and between HARLLEE-GARGIULO INC., a Florida corporation, hereinafter referred to as "COMPANY," and GARGIULO INC., hereinafter referred to as "SALES AGENT."

              WHEREAS, COMPANY is engaged in the packing of tomatoes, and

              WHEREAS, the SALES AGENT is currently acting as an independent sales representative of the COMPANY, and

              WHEREAS, the parties desire to affirm such relationship for a one year period;

              NOW, THEREFORE, in consideration of the foregoing and of the joint and mutual promises and undertakings, herein contained, and for other good and valuable considerations, the parties do hereby agree as follows:

              1.   Exclusive Sales Representative:  THE COMPANY hereby
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         retains SALES AGENT as its exclusive sales agent for the COMPANY'S tomatoes for a period of one (1) year from the date of this Agreement. This Agreement shall automatically renew on a year to year basis absent its termination by either party in accordance with Paragraph 6 hereof.

              2.   Agent's Compensation:   THE COMPANY shall pay the SALES
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         AGENT a commission of twenty cents ($.20) per twenty-five pound box of regular tomatoes and twenty-five cents ($.25) per flat of cherry tomatoes sold by SALES AGENT on behalf of COMPANY. COMPANY
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         agrees to pay sales agent's full commission to SALES AGENT when
         SALES AGENT sells tomatoes through a secondary broker. COMPANY further agrees to pay such secondary broker its full brokerage fee or commission. A "sale" for purposes of this Agreement shall occur upon receipt of the sales price by the COMPANY.

              3.   Expenses:  The SALES AGENT shall pay all of its expenses
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         in connection with the selling of COMPANY's tomatoes in accordance with the established custom by and between COMPANY and SALES
         AGENT.

              4.   Customer's Failure to Pay Account:  In the event of
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         nonpayment of a customer's account resulting in a loss to the
         COMPANY, the SALES AGENT shall not be liable for such loss, but does hereby agree to devote his best efforts to obtain the full satisfaction of such account by the delinquent customer. SALES AGENT or secondary broker shall not receive any commission as provided herein for any portion of an unsatisfied account.

              5.   SALES AGENT's Status:  It is further agreed by and
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         between the parties hereto that the SALES AGENT shall perform under this Agreement as an independent agent, and nothing herein contained shall be construed to be inconsistent with the relationship or status. SALES AGENT shall be responsible for all sub-agents and all other selling expenses.

              6.   Termination of Agreement:  If either party shall desire
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         to terminate this Agreement it shall deliver notice of such termination at least 1 year prior to the end of the Agreement.


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         Upon the end of such year, this Agreement shall be null and void.
         SALES AGENT shall continue its best efforts until the end of this Agreement in accordance with Paragraph 7 hereof and the COMPANY shall pay over to the SALES AGENT any commissions accruing to the SALES AGENT prior to the termination of the Agreement. It is further agreed that upon the termination of this Agreement by either party, SALES AGENT shall be entitled to purchase the interest of the COMPANY in the BHN Joint Venture at a price equal to the cumulative investment of the COMPANY in the joint venture. Said purchase price shall be paid in thirty-six (36) equal installments beginning thirty (30) days after termination of this Agreement. Such debt shall be evidenced by a promissory note in the form of Exhibit "A." Said note shall not bear any interest.

              7.   Best Efforts:  SALES AGENT covenants and agrees to use
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         its best efforts to sell the COMPANY's merchandise for the best available price.

              8.   Veto Power:  The COMPANY may prohibit sales as the Board
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         of Directors of the COMPANY deem not to be in the best interests of the COMPANY.

              9.   Entire Agreement:  This Agreement supersedes all prior
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         agreements and understandings between the SALES AGENT and the
         COMPANY, and this Agreement expresses the whole and entire agreement between the parties.

              10.  Choice of Law:  This Agreement shall be construed
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         according to the laws of the State of Florida.



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              11.  Title:  Absolute title to all tomatoes shall remain with
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         the COMPANY at all times that the SALES AGENT is negotiating contracts of sale for the COMPANY; at no time shall the SALES
         AGENT ship, handle or own the merchandise for which it negotiates the contracts of purchase and sale.

              IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.



         ATTEST:                       HARLLEE-GARGIULO INC.



                                       By:  /s/ Peter S. Harllee, Sr.
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                                          Peter S. Harllee, Sr.
                                          President



                                       GARGIULO, INC.



                                       By:  /s/ Jeffrey Gargiulo
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                                          Jeffrey Gargiulo
                                          President






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